UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2006

APAC Customer Services, Inc.

(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Six Parkway North, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-374-4980

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2006, APAC Customer Services, Inc. (the “Company”) entered into a Amendment No. 1 (the “Amendment”) to the Amended and Restated Loan and Security Agreement (the “Credit Agreement”), by and among LaSalle Bank National Association, as Agent (“LaSalle”), the Financial Institutions from time to time a party thereto as Lenders and the Company, dated as of October 31, 2005. The Amendment is effective as of February 21, 2006. Under the terms of the Amendment, LaSalle agreed to relieve the Company of its obligation to comply with the excess availability covenant in the Credit Agreement through April 30, 2006. After that time, pursuant to the Credit Agreement and provided the Company meets certain conditions provided therein, the excess availability covenant will no longer apply. The Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Amendment No. 1 to Amended and Restated Loan and Security Agreement by and among LaSalle Bank National Association, as Agent, the Financial Institutions from time to time a party thereto as Lenders, and APAC Customer Services, Inc. as Borrower, dated as of February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

March 9, 2006	By:	George H. Hepburn
Name: George H. Hepburn
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

10.1         Amendment No. 1 to Amended and Restated Loan and Security Agreement.